As filed with the Securities and Exchange Commission on September 29, 2009
Registration Statement No. 333-161455
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 2 to
Form S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BRIGHAM EXPLORATION COMPANY
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	75-2692967 (I.R.S. Employer Identification No.)

For Co-Registrants, see “Table of Co-Registrants”

6300 Bridge Point Parkway, Building Two, Suite 500
Austin, Texas 78730
(512) 427-3300
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Ben M. Brigham
6300 Bridge Point Parkway, Building Two, Suite 500
Austin, Texas 78730
(512) 427-3300
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Joe Dannenmaier
Kari A. Potts
Thompson & Knight LLP
1722 Routh Street, Suite 1500
Dallas, Texas 75201
(214) 969-1700

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

Form S-3 cover continues on next page

Form S-3 cover continued from previous page

CALCULATION OF REGISTRATION FEE(1)

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	Amount to be	Offering	Aggregate	Registration
Securities to be Registered	Registered	Price per Unit(1)	Offering Price(1)	Fee
Primary Offering:
Debt Securities(2)
Common Stock, par value $.01 per share(3)
Preferred Stock, par value $.01 per share(3)(4)(5)
Depositary Shares(5)
Warrants(6)
Guarantees(7)
Rights(8)
Units
Total Primary Offering			$300,000,000	$16,740(9)

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o). In no event will the aggregate initial offering price of all securities issued from time to time pursuant to this registration statement exceed $300,000,000. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The proposed maximum offering price per unit will be determined from time to time in connection with the issuance of the securities registered hereunder.
(2)	There are being registered hereunder an indeterminate principal amount of debt securities that may be sold from time to time. If any debt securities are being issued at an original issue discount, then the offering price shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed $300,000,000, less the dollar amount of any securities previously issued hereunder.
(3)	There are being registered hereunder an indeterminate number of shares of common stock that may be sold from time to time. There are also being registered hereunder an indeterminate number of shares of common stock as shall be issuable upon conversion or redemption of preferred stock or debt securities registered hereunder. This Registration Statement also covers an equal number of preferred share purchase rights pursuant to our stockholder rights plan, which rights will be transferable only with related shares of common stock.
(4)	There are being registered hereunder an indeterminate number of shares of preferred stock as may be sold from time to time by the registrant.
(5)	There are being registered hereunder an indeterminate number of depositary shares to be evidenced by depositary receipts issued pursuant to a deposit agreement. In the event the registrant elects to offer to the public fractional interests in shares of preferred stock registered hereunder, depositary receipts will be distributed to those persons purchasing such fractional interests, and the shares of preferred stock will be issued to the depositary under the deposit agreement.
(6)	There are being registered hereunder an indeterminate amount and number of warrants, representing rights to purchase common stock, preferred stock or debt securities registered hereunder. There are also being registered hereunder an indeterminate number of shares of common stock, preferred stock or debt securities that are being registered hereunder issuable upon the exercise or conversion of the warrants to purchase such securities.
(7)	Guarantees may be provided by subsidiaries of the registrant of the payment of the principal and interest on the debt securities. No additional consideration will be received for the guarantees and, pursuant to Rule 457(n), no additional fee is required.
(8)	There are being registered hereunder an indeterminate amount and number of rights, representing rights to purchase common stock, preferred stock, debt securities and other securities registered hereunder. There are also being registered hereunder an indeterminate number of shares of common stock, preferred stock, debt securities and other securities that are being registered hereunder issuable upon the exercise of the rights to purchase such securities.
(9)	Pursuant to Rule 457(p), $21,421.04 previously paid in connection with the registration of securities to be sold on Form S-3 initially filed February 15, 2006 (Reg. No. 333-131881) by Brigham Exploration Company is offset against the filing fee previously paid.
The registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.
TABLE OF CO-REGISTRANTS

Each of the following subsidiaries and each other subsidiary of Brigham Exploration Company that becomes a guarantor of certain of the securities registered hereby, is hereby deemed to be a registrant.

	Jurisdiction of	I.R.S. Employer
Exact Name as Specified in their Charters	Incorporation or Organization	Identification Number

Brigham, Inc.	Nevada	75-2354099
Brigham Oil & Gas, L. P.	Delaware	75-2429186

The address and telephone number of the principal executive offices of Brigham, Inc and Brigham Oil & Gas, L.P. is 6300 Bridge Point Parkway, Building Two, Suite 500, Austin, Texas 78730, (512) 427-3300 and the agent for service at such address is Ben M. Brigham.

Explanatory Note

This Amendment No. 2 to Registration Statement on Form S-3 (Reg. No. 333-161455) amends Part II of the Registration Statement to file a revised legal opinion of counsel to the registrant as Exhibit 5.1.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

Except for the Securities and Exchange Commission registration fee, all expenses are estimated. All such expenses will be paid by the registrant.

Securities and Exchange Commission registration fee	$16,740
Accounting fees and expenses	*
FINRA filing fee	$30,500
Legal fees and expenses	*
Trustee fees and expenses	*
Printing expenses	*
Blue sky fees and expenses (including legal fees)	*
*
Total	*

*	To be filed by amendment.

Item 15.	Indemnification of Directors and Officers.

(a) Brigham Exploration Company

In accordance with Section 102(b)(7) of the General Corporation Law of the State of Delaware, our Certificate of Incorporation includes a provision that, to the fullest extent permitted by law, eliminates the personal liability of members of our Board of Directors to us or our stockholders for monetary damages for breach of fiduciary duty as a director. Such provision does not eliminate or limit the liability of a director (1) for any breach of a director’s duty of loyalty to us or our stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of a law, (3) for paying an unlawful dividend or approving an illegal stock repurchase (as provided in Section 174 of the Delaware General Corporation Law) or (4) for any transaction from which the director derived an improper personal benefit.

Under Section 145 of the Delaware General Corporation Law, we have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of any corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding. The power to indemnify applies only if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

In the case of an action by or in the right of the corporation, no indemnification may be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to us unless and only to the extent that the court of chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

Section 145 of the Delaware General Corporation Law further provides that to the extent one of our directors or officers has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, that person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred in connection therewith.

We also have the power to purchase and maintain insurance on behalf of any person covering any liability incurred in that person’s capacity as a director, officer, employee or agent of the corporation, or arising out of that person’s status as such, whether or not we would have the power to indemnify against the liability.

The Certificate of Incorporation provides that we will indemnify our officers and directors and former officers and directors against any expenses, judgments or settlement payments sustained or paid by such persons as a result of having acted as one of our officers or directors, or, at our request, as an officer, director, agent or employee of another business entity. The Certificate of Incorporation further provides that we may, by action of our Board of Directors, provide indemnification to our employees and agents, individually or as a group, with the same scope and effect as the indemnification of directors and officers.

The Bylaws provide that we will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation), by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause or belief his conduct was unlawful

Each Indemnity Agreement between us and our executive officers provides for the indemnification in certain instances against liability and expenses incurred in connection with proceedings brought by or in the right of the corporation or by third parties by reason of a person serving as one of our officers or directors.

(b) Brigham, Inc.

Pursuant to the provisions of Section 78.7502 of the Nevada General Corporation Law, Brigham, Inc. has authority to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause or belief his conduct was unlawful.

Under the Nevada General Corporation Law, Brigham, Inc. also has the authority to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation, to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust of other enterprise against expenses including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. No indemnification shall be made, however, for any claim, issue or matter as to which a person has been adjudged by a court of competent jurisdiction to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court determines that in view of all the circumstances, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Section 78.751 of the Nevada General Corporation Law requires Nevada corporations to obtain a determination that any discretionary indemnification is proper under the circumstances. Such a determination must be made by the corporation’s stockholders; its Board of Directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding; or under certain circumstances, by independent legal counsel.

Brigham, Inc. also has the power to purchase and maintain insurance on behalf of any person covering any liability incurred in that person’s capacity as a director, officer, employee or agent of the corporation, or arising out of that person’s status as such, whether or not we would have the power to indemnify against the liability.

To the extent a director or officer has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, that person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred in connection therewith.

In addition, unless otherwise provided in the Articles of Incorporation, Section 78.138 of the Nevada General Corporation Law eliminates the personal liability of directors and officers, to the corporation or stockholders, for damages resulting from their breach of fiduciary duties, unless such breach involved intentional misconduct, fraud or a knowing violation of the law. The Articles of Incorporation of Brigham, Inc. do not provide otherwise.

The Articles of Incorporation of Brigham, Inc. provide that Brigham, Inc. will indemnify its officers, directors, employees and agents to the fullest extent permitted by Nevada law.

The Bylaws of Brigham, Inc. provide that Brigham, Inc. can indemnify its officers and directors and former officers and directors against any expenses, judgments or settlement payments sustained or paid by such persons as a result of having acted as one of its officers or directors, or, at its request, as an officer, director, agent or employee of another business entity. The Bylaws also further provide that Brigham, Inc. may provide indemnification to its employees and agents, individually or as a group, with the same scope and effect as the indemnification of directors and officers.

(c) Brigham Oil & Gas, L.P.

Section 17-108 of the Delaware Revised Uniform Limited Partnership Act, permits Brigham Oil & Gas, L.P. to indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever.

Item 16.	Exhibits.

The exhibits listed in the accompanying Index to Exhibits are filed or incorporated by reference as part of this Registration Statement.

Item 17.	Undertakings.

(a) The undersigned registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post- effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that the undertakings set forth in paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this paragraph do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrants are relying on Rule 430B:

A. Each prospectus filed by the registrants pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B. Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

6. That, for the purpose of determining liability of the registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i. Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;

iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or the securities provided by or on behalf of the undersigned registrants; and

iv. Any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

(b) The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of each registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned registrants hereby undertake to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the provisions referred to in Item 15 of this Registration Statement, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer, or controlling person of the registrants in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act, and will be governed by the final adjudication of such issue.

(i) (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(j) The undersigned registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Trust Indenture Act of 1939.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Brigham Exploration Company, Brigham, Inc. and Brigham Oil & Gas, L.P. each certify that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and each has duly caused Amendment No. 2 to this Registration Statement to be signed on its behalf by Eugene B. Shepherd, Jr., thereunto duly authorized, in the City of Austin, State of Texas, on the 29th day of September, 2009.

BRIGHAM EXPLORATION COMPANY

By:	/s/ Eugene B. Shepherd, Jr.
Eugene B. Shepherd, Jr.
Chief Financial Officer

BRIGHAM, INC.

By:	/s/ Eugene B. Shepherd, Jr.
Eugene B. Shepherd, Jr.
Chief Financial Officer

BRIGHAM OIL & GAS, L.P.

By:	BRIGHAM, INC.,
Its managing general partner

By:	/s/ Eugene B. Shepherd, Jr.
Eugene B. Shepherd, Jr.
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, Amendment No. 2 to this Registration Statement has been signed by Eugene B. Shepherd, Jr. in the capacity and on the date indicated.

BRIGHAM EXPLORATION COMPANY

* Ben M. Brigham		Chief Executive Officer, President, Chairman of the Board and Director (Principal Executive Officer)	September 29, 2009

/s/ Eugene B. Shepherd, Jr. Eugene B. Shepherd, Jr.		Chief Financial Officer (Principal Accounting and Financial Officer)	September 29, 2009

* David T. Brigham		Director	September 29, 2009

* Harold D. Carter		Director	September 29, 2009

* Stephen C. Hurley		Director	September 29, 2009

* Stephen P. Reynolds		Director	September 29, 2009

* Hobart A. Smith		Director	September 29, 2009

* Scott W. Tinker		Director	September 29, 2009

*By:	/s/ Eugene B. Shepherd, Jr. Eugene B. Shepherd, Jr.Attorney-in-fact

BRIGHAM, INC.

* Ben M. Brigham	President (Principal Executive Officer)	September 29, 2009

/s/ Eugene B. Shepherd, Jr. Eugene B. Shepherd, Jr.	Chief Financial Officer (Principal Accounting and Financial Officer)	September 29, 2009

* David T. Brigham	Executive Vice President — Land and Administration and Director	September 29, 2009

BRIGHAM OIL & GAS, L.P. (Brigham, Inc. serves as the managing general partner of Brigham Oil & Gas, L.P.)

* Ben M. Brigham		President (Principal Executive Officer)	September 29, 2009

/s/ Eugene B. Shepherd, Jr. Eugene B. Shepherd, Jr.		Chief Financial Officer (Principal Accounting and Financial Officer)	September 29, 2009

*By:	/s/ Eugene B. Shepherd, Jr. Eugene B. Shepherd, Jr.Attorney-in-fact

INDEX TO EXHIBITS

1.1***	Form of Equity Underwriting Agreement
1.2***	Form of Debt Underwriting Agreement
4.1	Form of Common Stock Certificate (filed as Exhibit 4.1 to Brigham’s Registration Statement on Form S-1 (Registration No. 333-22491) and incorporated herein by reference)
4.2	Certificate of Designations of Series A Preferred Stock (Par Value $.01 Per Share) of Brigham Exploration Company filed October 31, 2000 (filed as Exhibit 4.1 to Brigham’s Current Report on Form 8-K, as amended (filed November 8, 2000) and incorporated herein by reference)
4.3	Certificate of Amendment of Certificate of Designations of Series A Preferred Stock (Par Value $.01 Per Share) of Brigham Exploration Company, filed March 2, 2001 (filed as Exhibit 4.2.1 to Brigham’s Annual Report on Form 10-K for the year ended December 31, 2000 (filed March 23, 2001) and incorporated herein by reference)
4.4	Indenture, dated April 20, 2006, among Brigham Exploration Company, the Guarantors named therein and Wells Fargo Bank, N.A., as trustee (filed as Exhibit 4.1 to Brigham’s Current Report on Form 8-K, as amended (filed April 24, 2006), and incorporated herein by reference)
4.5	Notations of Guarantees, dated April 20, 2006, among Brigham Exploration Company, the Guarantors named therein and Wells Fargo Bank, N.A., as trustee, (filed as Exhibit 4.2 to Brigham’s Current Report on Form 8-K, as amended (filed April 24, 2006), and incorporated herein by reference)
4.6	Rule 144A 9 5/8% Senior Notes due 2014, dated April 20, 2006 (filed as Exhibit 4.3 to Brigham’s Current Report on Form 8-K, as amended (filed April 24, 2006), and incorporated herein by reference)
4.7	Reg S 9 5/8% Senior Notes due 2014, dated April 20, 2006 (filed as Exhibit 4.4 to Brigham’s Current Report on Form 8-K, as amended (filed April 24, 2006), and incorporated herein by reference)
4.8	Notations of Guarantees dated as of April 9, 2007, among Brigham Exploration Company, the Guarantors named therein and Wells Fargo Bank, N.A., as trustee (filed as Exhibit 4.2 to Brigham’s Current Report on Form 8-K filed on April 13, 2007 and incorporated in by reference)
4.9	Rule 144A 9 5/8% Senior Notes due 2014 (filed as Exhibit 4.3 to Brigham’s Current Report on Form 8-K filed on April 13, 2007 and incorporated in by reference)
4.10	Reg S 9 5/8% Senior Notes due 2014 (filed as Exhibit 4.4 on Form 8-K filed to Brigham’s Current Report on April 13, 2007 and incorporated in by reference)
4.11	Rights Agreement, dated as of December 10, 2008, between Brigham Exploration Company and American Stock Transfer & Trust Company, LLC, as Rights Agent (filed as Exhibit 4.1 to Brigham’s Current Report on Form 8-K (filed December 11, 2008) and incorporated herein by reference)
4.12	Certificate of Designations of Series C Junior Preferred Stock of Brigham Exploration Company effective as of December 10, 2008 (filed as Exhibit 3.1 to Brigham’s Current Report on Form 8-K (filed December 11, 2008) and incorporated herein by reference)
4.13	Fourth Amended and Restated Credit Agreement, dated June 29, 2005 between Brigham Oil & Gas, L.P., Bank of America, N.A., The Royal Bank of Scotland plc, BNP Paribas and Banc of America Securities LLC. (filed as Exhibit 10.1 to Brigham’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2005 and incorporated herein by reference)
4.14	First Amendment to Fourth Amended and Restated Credit Agreement, between Brigham Exploration Company and the banks named therein, dated April 10, 2006 (filed as Exhibit 10.3 to Brigham’s Current Report on Form 8-K, as amended (filed April 24, 2006), and incorporated herein by reference)
4.15	Second Amendment to Fourth Amended and Restated Credit Agreement, between Brigham Exploration Company and the banks named therein, dated March 27, 2007 (filed as Exhibit 10.3 to Brigham’s Current Report on Form 8-K filed on April 13, 2007 and incorporated in by reference)

4.16	Third Amendment to Fourth Amended and Restated Credit Agreement dated as of June 29, 2005 (filed as Exhibit 10.43 to Brigham’s Current Report on Form 8-K (filed November 12, 2008) and incorporated herein by reference)
4.17	Fourth Amendment to Fourth Amended and Restated Credit Agreement dated as of May 13, 2009 (filed as Exhibit 10.43 to Brigham’s Current Report on Form 8-K (filed May 28, 2009) and incorporated herein by reference)
4.18*	Fifth Amendment to Fourth Amended and Restated Credit Agreement dated as of July 24, 2009.
4.19	Form of Senior Indenture (incorporated by reference to Exhibit 4.9 to the Registrant’s Registration Statement on Form S-3 File No. 333-131881 filed June 27, 2006).
4.20	Form of Subordinated Indenture (incorporated by reference to Exhibit 4.10 to the Registrant’s Registration Statement on Form S-3 File No. 333-131881 filed June 27, 2006).
5.1**	Opinion of Thompson & Knight L.L.P.
8.1***	Opinion of Thompson & Knight L.L.P.
12.1*	Statement regarding Calculation of Ratio of Earnings to Fixed Charges
23.1*	Consent of KPMG LLP
23.2**	Consent of Thompson & Knight, L.L.P. (contained within Exhibit 5.1 hereto)
23.3***	Consent of Thompson & Knight, L.L.P. (contained within Exhibit 8.1 hereto)
23.4*	Consent of Cawley Gillespie & Associates, Inc.
24*	Powers of Attorney
25.1***	Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 for the Senior Indenture
25.2***	Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 for the Subordinated Indenture

*	Previously filed

**	Filed herewith

***	To be filed by an amendment or as an exhibit to a document filed under the Securities Exchange Act and incorporated by reference herein